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                                                                     Exhibit 5.6


                    (SPROULE ASSOCIATES LIMITED LETTERHEAD)


Ref.: 0368.15421


                                       December 13, 2004


Paramount Resources Ltd.
4700 Bankers Hall West
888 Third St SW
Calgary AB T2P 5C5

RE:   PARAMOUNT RESOURCES LTD. REGISTRATION STATEMENT ON FORM F-10

Ladies and Gentlemen:

We hereby consent to the references to our firm's name and to the incorporation by reference of our report entitled "Evaluation of the P&NG Reserves of Certain Interests in Selected Properties of Chevron Canada Resources (As of June 1,
2004)", dated June 3, 2004, in Paramount Resources Ltd.'s Registration Statement of Form F-10 relating to the offering Debt Securities.

                                       Sincerely,

                                       /s/ Robert N. Johnson

                                       Robert N. Johnson, P.Eng.
                                       Manager, Engineering
                                       and Corporate Secretary


Enclosure(s)
RNJ:dmm